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EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the combined Annual Report of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company (the "Companies") on Form 10K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Walter M. Higgins, III, Chief Executive Officer of the Companies, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the combined Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the combined Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.




/s/ Walter M. Higgins, III
--------------------------

Walter M. Higgins, III
Chief Executive Officer
March 28, 2003






This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.